Exhibit 99.1

LHE Enterprises Limited

1

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors
of LHE Enterprises Limited

We have audited the accompanying consolidated financial statements of LHE Enterprises Limited (a Zug, Switzerland corporation), which comprise the consolidated balance sheets as of December 31, 2019 and December 31, 2018, and the related consolidated statements of operations and comprehensive loss, stockholders’ deficit, and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of LHE Enterprises Limited as of December 31, 2019 and December 31, 2018, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ Rosenberg Rich Baker Berman P.A.

Somerset, New Jersey

October 16, 2020

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LHE Enterprises Limited

Consolidated Balance Sheets

	December 31,
	2019	2018

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$292,172	$186,843
Other receivables	587,056	827,154
Receivables reserved for users	288,259	178,113
Prepaid expenses	453,045	330,344
Total current assets	1,620,532	1,522,454

Fixed assets, net	98,005	140,160
Intangible assets, net	306,153	490,210
Other non-current assets	1,420,310	1,535,194

TOTAL ASSETS	$3,445,000	$3,688,018

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES
Accounts payable and accrued expenses	$2,006,878	$3,182,085
Taxes payable	568,196	476,256
Accrued interest, related party	1,206,863	566,298
Liabilities to customers	1,893,949	1,711,086
Total current liabilities	5,675,886	5,935,725

Notes payable to related party	12,462,102	10,379,783

TOTAL LIABILITIES	18,137,988	16,315,508

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ DEFICIT
Common stock	423	423
Accumulated deficit	(14,622,278)	(13,126,345)
Additional paid in capital	122,118	122,118
Accumulated other comprehensive income (deficit)	(193,251)	376,314
Total stockholders’ deficit	(14,692,988)	(12,627,490)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$3,445,000	$3,688,018

See accompanying notes to the financial statements.

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LHE Enterprises Limited

Consolidated Statements of Operations and Comprehensive Loss

	Year ended December 31,
	2019	2018

Revenue	11,778,085	11,432,985
Cost of revenue	(6,070,703)	(6,344,763)
Gross Profit	5,707,382	5,088,222

Operating expenses:
General and administrative expense	2,988,104	5,139,997
Marketing expenses	3,380,872	6,454,699
Loss on disposal of fixed assets	-	6,230
Loss on investment	-	191,109
Bank charges	44,875	64,497
Total Operating Expenses	6,413,851	11,856,532

Net Loss from Operations	(706,469)	(6,768,310)

Other Income (Expenses)
Other income	18,881	315,035
Interest expense	(594,605)	(454,572)
Foreign exchange loss	(185,710)	(12,190)
Total Other Income (Expenses)	(761,434)	(151,727)

Net loss before provision for income taxes	(1,467,903)	(6,920,037)

Income Tax	(28,030)	(16,800)

Net Loss	(1,495,933)	(6,936,837)

Other comprehensive income (expenses):
Foreign Currency Translation	(569,565)	675,167

Total comprehensive loss, net of tax	(2,065,498)	(6,261,670)

See accompanying notes to the financial statements.

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LHE Enterprises Limited

Consolidated Statement of Stockholders Deficit

	Common Stock	Additional Paid In Capital	Accumulated Deficit	Accumulated Other Comprehensive Income (Loss)	Total Stockholders’ Deficit

Balance January 1, 2018	$423	$122,118	(6,189,508)	(298,853)	(6,365,820)
Unrealized gain on foreign currency	-	-	-	675,167	675,167
Net loss	-	-	(6,936,837)	-	(6,936,837)
Balance December 31, 2018	$423	$122,118	$(13,126,345)	$376,314	$(12,627,490)

Unrealized loss on foreign currency	-	-	-	(569,565)	(569,565)
Net loss	-	-	(1,495,933)	-	(1,495,933)
Balance December 31, 2019	$423	$122,118	$(14,622,278)	$(193,251)	$(14,692,988)

See accompanying notes to the financial statements.

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LHE Enterprises Limited

Consolidated Statements Of Cash Flows

	Year Ended December 31,
	2019	2018

Cash Flows From Operating Activities:
Net loss	$(1,495,933)	$(6,936,837)
Reconciliation Of Net Loss To Net Cash Used In Operating Activities
Depreciation expense	50,359	42,362
Amortization expense	196,564	102,722
Loss on disposal of fixed assets	-	6,230
Loss on investment	-	191,109
Changes In Operating Assets And Liabilities:
Other Receivables	273,923	(790,219)
Other non-current assets	178,983	(643,424)
Taxes payable	67,777	123,103
Accrued interest, related party	617,408	433,863
Prepaid expenses	(108,889)	(197,894)
Receivables reserved for users	(102,861)	627,996
Accounts payable and accrued expense	(1,305,060)	2,031,196
Liabilities to customers	112,894	253,049

Net Cash Used In Operating Activities	(1,514,835)	(4,760,337)

Cash Flows Used In Investing Activities:
Purchase of property and equipment	(2,590)	(79,734)
Purchase of investment	-	(191,109)

Net Cash Used In Investing Activities	(2,590)	(270,843)

Cash Flows From Financing Activities:
Proceeds from notes payable to related party	1,657,873	4,485,214

Net Cash Provided By Financing Activities	1,657,873	4,485,214

Effect of exchange rate changes on cash	(35,119)	310,630

Net Increase (Decrease) In Cash	105,329	(231,743)

Cash And Cash Equivalents, Beginning Of Year	186,843	418,586

Cash And Cash Equivalents, End Of Year	$292,172	$186,843

Supplemental Cash Flow Information:
Cash Paid For Taxes	$19,464	$5,546
Cash Paid For Interest	$-	$-

Non-cash Investing And Financing Activities:
Internally Developed Software Costs Paid by Parent Company	$-	$239,965

See accompanying notes to the financial statements.

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Note 1 – Nature of Operations

LHE Enterprises Limited (“the Company,”) a limited company, was incorporated in Zug, Switzerland on February 18, 2016. The Company is a multi-brand operator of Online Gaming Websites with operational support services in London, UK and Malta, is licensed and regulated by the UK Gambling Commission and the Irish Revenue to operate online sportsbook and casino sites in the UK and Ireland respectively. In addition to its flagship brand, SportNation.bet which was launched in the summer of 2017, the Company holds licenses to RedZone Sports Limited and GiveMeBet, which it entered into revenue share agreements with in 2018.

The Company has a voting interest in Argyll Entertainment AG (“Argyll Entertainment”), and a variable interest entity in the following entities: (i) Argyll Productions Limited (“Argyll Productions”), (ii) Nevada Holdings Limited (“Nevada Holdings”), (iii) Highland Gaming LTD (“Highland Gaming”). As noted in Note 3, the Company is consolidating these entities in the financial statements.

Note 2 – Liquidity

For the year ended December 31, 2019, the Company had revenue of $11,778,085, net loss of $1,495,933 and net cash used in operations of $1,514,835. Additionally, as of December 31, 2019, the Company had an accumulated deficit of $14,622,278 a working capital deficit of $4,055,354 and stockholders’ deficit of $14,692,988. Additionally, there have been recent outbreaks in several areas, including the United Kingdom and Switzerland, of the highly transmissible and pathogenic coronavirus (“COVID-19”). COVID-19 has been declared an international pandemic and has adversely affected general commercial activity and the economies and financial markets of many countries. Should the outbreak persist or should the measures taken by the governments of countries affected, it could adversely affect the Company’s business, financial condition, and results of operations.

Subsequent to year end, the Company’s related party notes payable and related accrued interest in excess of approximately $13 million was forgiven. Additionally, subsequent in July of 2020, the Company entered into a definitive agreement to be acquired by Esports Entertainment Group, Inc. (“Esports”). In conjunction with acquisition, Esports raised $8 million in cash to support the Company’s operations.

Our short-term liquidity requirements primarily consist of funds necessary to pay for operating, payroll costs, and taxes. We will continue to finance our business activities primarily with existing cash, including from the acquisition described above, and cash generated from our gaming revenues. After considering our approach to liquidity and accessing our available sources of cash, we believe that our cash position, after giving effect to the transactions discussed above, will be adequate to meet anticipated liquidity requirements for at least twelve months from the date of issuance of these financial statements.

Note 3 – Summary of Significant Accounting Policies

A summary of the significant accounting policies applied in the preparation of the accompanying consolidated financial statements follows:

Basis of presentation and principles of consolidation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) and include the accounts of the Company and its wholly owned subsidiaries. All inter-company accounts and transactions have been eliminated in consolidation.

Use of estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

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Cash and Cash Equivalents

Cash includes cash on hand, and all highly liquid debt instruments purchased with an original maturity of three months or less. As of December 31, 2019, and 2018 there were no cash equivalents.

Prepaid Expenses

Prepaid expenses consist of services paid, for which the Company has not yet received the benefit.

Equipment

Equipment is stated at cost less accumulated depreciation and accumulated impairment losses. Cost includes expenditures that are directly attributable to the acquisition of the asset. Subsequent costs are included in the asset’s carrying amount or recognized as a separate asset, as appropriate, only when it is probable that future economic benefits associated with the item will flow to the Company and the cost can be measured reliably.

Repairs and maintenance costs are charged to the statements of operations, during the year in which they are incurred.

Depreciation is provided for over the estimated useful life of the asset as follows:

Furniture and equipment	5 years
Computer equipment	3 years

Useful lives and residual values are reviewed and adjusted, if appropriate, at the end of each reporting period. An asset’s carrying amount is written down immediately to its recoverable amount if the asset’s carrying amount is greater than its estimated recoverable amount. The cost and accumulated depreciation of assets retired or sold are removed from the respective accounts and any gain or loss is recognized in operations.

Intangible Assets

Intangible assets, comprised of an internally developed rewards platform, are capitalized and amortized over an estimated useful life of 3 years. Costs related to the design or maintenance of internal-use software and website development are expensed as incurred.

Impairment of Long-Lived Assets

The Company reviews its long-lived assets for impairment whenever events and circumstances indicate that the carrying value of an asset might not be recoverable. An impairment loss, measured as the amount by which the carrying amount exceeds the fair value, is recognized if the carrying amount exceeds estimated undiscounted future cash flows. During the year ended December 31, 2018, the Company recorded an impairment of an investment of $191,109.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents. The Company maintains cash and cash equivalents with various financial institutions. At times such cash and cash equivalents may be in excess of FDIC insurance limits.

Advertising Costs

Advertising costs are expensed at the time such advertising commences and included in general and administrative expenses on the statement of operations and comprehensive loss. The Company did not incur advertising expense for the years ended December 31, 2019 and 2018.

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Income Taxes

The Company accounts for income taxes under ASC 740 “Income Taxes,” which codified SFAS 109, “Accounting for Income Taxes” and FIN 48 “Accounting for Uncertainty in Income Taxes – an Interpretation of FASB Statement No. 109.” Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

FASB issued ASC 740-10 “Accounting for Uncertainty in Income Taxes” clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements. This standard requires a company to determine whether it is more likely than not that a tax position will be sustained upon examination based upon the technical merits of the position. If the more-likely-than-not threshold is met, a company must measure the tax position to determine the amount to recognize in the financial statements.

Consolidation of variable interest entities

The Company determines at the inception of each arrangement whether an entity in which the Company holds an investment or in which the Company has other variable interests is considered a variable interest entity (“VIE”). The Company consolidates VIEs when it is the primary beneficiary. The primary beneficiary of a VIE is the party that meets both of the following criteria: (1) has the power to make decisions that most significantly affect the economic performance of the VIE and (2) has the obligation to absorb losses or the right to receive benefits that in either case could potentially be significant to the VIE. Periodically, the Company assesses whether any changes in the interest or relationship with the entity affect the determination of whether the entity is still a VIE and, if so, whether the Company is the primary beneficiary. If the Company is not the primary beneficiary in a VIE, the Company accounts for the investment or other variable interest in accordance with applicable GAAP.

As noted in Note 1, the Company has a variable interest in Argyll Productions, Nevada Holdings, and Highland Gaming, and is the primary beneficiaries. As such, the Company is accounting for these entities as VIEs, and therefore has been consolidated in these financial statements.

Revenue Recognition

The Company generates revenue from end-users (“customers”) placing bets on its online gambling sites it operates for its brands. The Company recognizes revenue through the following steps: (1) identify the contract with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to each performance obligation in the contract; and (5) recognize revenue when each performance obligation is satisfied. The performance obligations in the contract are the settlements of each individual bet. The transaction price is the total Gross Gaming Revenue of the transactions settled, less any bonuses accrued with them, less any profit share required to be paid to the externally owned brands, net of amounts hedged to offset potential losses.

The Company records revenue as Net Gaming Revenue (“NGR”), which is the difference between the amount of money players wager minus the amount that they win, less any bonus costs. The Company records liabilities for amounts due to users of which the balance consists of user deposits and user winnings less user withdrawals and user losses.

The Company applies a practical expedient by accounting for its performance obligations on a portfolio basis as these bets have similar characteristics and the Company reasonably expects the effects on the financial statements of applying the revenue recognition guidance to the portfolio will not differ materially from that which would result if applying the guidance to an individual bet placed.

The Company grants two types of bonuses which are standard in the gaming industry: (i) Free bet whereby upon making a deposit and get another free bet regardless of the outcome of the first bet (ii) Deposit match bonus in which the Company will match the player’s deposit up to a certain specified percentage or amount. The bonuses typically expire 3-6 months after they are granted. These bonuses represent consideration payable to a customer and therefore are treated as a reduction of the transaction price for the wagering transaction. The transaction price for the bonus is variable based on the percentage of rewards expected to expire.

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We evaluate bets that users place on websites owned by third party brands in order to determine whether we are acting as the principal or as the agent when providing services, which we consider in determining if revenue should be reported gross or net. An entity is a principal if it has the ability to direct the use of and obtain substantially all the remaining benefits from, the asset. Control includes the ability to prevent other entities from directing the use of, and obtaining the benefits from, an asset. For these arrangements, we are the principal as we control the wagering service; therefore, any charges, including any applicable simulcast fees, we incur for delivering the wagering service are presented as operating expenses.

Foreign Currency

The functional currency of the Company is the Great British Pound. The functional currency of the subsidiaries are the Euro and the Great British Pound and the reporting currency is the US Dollar. Assets and liabilities in the accompanying consolidated financial statements are translated into United States dollars at the exchange rate in effect at the balance sheet date and capital accounts are translated at historical rates. Income statement accounts are translated at the average rates of exchange prevailing during the period. Translation adjustments arising from the use of differing exchange rates from period to period are included in the accumulated other comprehensive income (loss) account in stockholders’ deficit.

Transactions undertaken in currencies other than the functional currency of the entity are translated using the exchange rate in effect as of the transaction date. Any transaction exchange gains and losses are included in the statement of operations and comprehensive loss.

Receivables Reserved for Users

User deposit receivables are stated at the amount the Company expects to collect from a payment processor. These arise due to the timing differences between a user’s deposit and the receipt of the payment into the Company’s bank accounts. Receivables also arise as the result of the securitization policies of certain payment processors.

Recent Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements.

In May 2014, the Financial Accounting Standards Board (“FASB”) issued ASU No. 2014-09, Revenue from Contracts with Customers (“Topic 606”). Topic 606 supersedes the revenue recognition requirements in Accounting Standards Codification (“ASC”) Topic 605, Revenue Recognition (“Topic 605”), and requires the recognition of revenue when promised goods or services are transferred to customers in an amount that reflects the considerations to which the entity expects to be entitled to in exchange for those goods or services. Collectively, we refer to Topic 606 as the “new standard.”

We adopted the requirements of the new standard as of January 1, 2018, using the modified retrospective method. The adoption of ASC 606 had no impact on cash provided by or used in operating, financing, or investing activities on our accompanying consolidated statements of cash flows. The impact of adopting the new standard on our fiscal 2019 and fiscal 2018 revenues is not material and resulted in no cumulative effect adjustment on net income or cash flows.

We applied the new standard using a practical expedient where all related GAAP changes are made retrospectively to contracts that are not completed contracts at the date of initial application. The Company does not need to restate contracts that begin and are completed within the same annual reporting period.

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Recently issued accounting standards

ASU No. 2016-02, Leases (Topic 842), On February 25, 2016, the FASB issued a new standard which requires lessees to recognize almost all leases on their balance sheet as a right-of-use asset and a lease liability. The new guidance will require the asset and liability to be initially measured at the present value of the lease payments in the statement of financial position. The new guidance will also require the company to recognize interest expense on the lease liability separately from the amortization of the right-use-asset for finance leases and recognize a single lease cost allocated on a straight-line basis over the lease term for operating leases, in the statement of comprehensive income. The new standard is effective for fiscal years beginning after December 15, 2021 with early application permitted. The Company is currently evaluating this guidance to determine the impact it may have on the Company’s financial statements.

In August 2018, the FASB issued ASU 2018-15, Intangibles-Goodwill and Other- Internal-Use Software (Subtopic 350-40). This ASU addresses customer’s accounting for implementation costs incurred in a cloud computing arrangement that is a service contract and also adds certain disclosure requirements related to implementation costs incurred for internal-use software and cloud computing arrangements. The amendment aligns the requirements for capitalizing implementation costs incurred in a hosting arrangement that is a service contract with the requirements for capitalizing implementation costs incurred to develop or obtain internal-use software (and hosting arrangements that include an internal-use software license). This ASU is effective for fiscal years beginning after December 15, 2020, and interim periods within those fiscal years, with early adoption permitted. The amendments in this ASU can be applied either retrospectively or prospectively to all implementation costs incurred after the date of adoption. The Company is evaluating the effect of adopting this new accounting guidance to determine the impact it may have on the Company’s financial statements.

In December 2019, FASB issued ASU 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes. This update simplifies the accounting for income taxes. This update is effective for fiscal years beginning after December 15, 2021. We are currently evaluating the impact of this update on our consolidated financial statements and related disclosures.

In October 2018, the FASB issued ASU 2018-17, Consolidation (Topic 810): Targeted Improvements to Related Party Guidance for Variable Interest Entities. ASU 2018-17 eliminates the requirement that entities consider indirect interests held through related parties under common control in their entirety when assessing whether a decision-making fee is a variable interest. Instead, the reporting entity will consider such indirect interests on a proportionate basis. This update is effective for fiscal years beginning after December 15, 2020. We are currently evaluating the impact of this update on our consolidated financial statements and related disclosures.

Note 4 – Fixed Assets

Fixed assets as of December 31, 2019 and 2018 consists of the following:

	December 31, 2019	December 31, 2018
Computer equipment	$73,430	$69,275
Furniture and equipment	128,310	122,580
Total	201,740	191,855
Accumulated depreciation	(103,735)	(51,695)
Net carrying value	$98,005	$140,160

During the years ended December 31, 2019 and 2018, the Company recorded total depreciation expense of $50,359 and $42,362 respectively. The change in accumulated depreciation as a result of foreign currency translation was $1,681 in the year ended December 31, 2019.

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Note 5 – Intangible Assets

Intangible assets as of December 31, 2019 and 2018 consists the following:

	December 31, 2019	December 31, 2018
Rewards platform	$612,307	$588,252
Accumulated amortization	(306,154)	(98,042)
Net carrying value	$306,153	$490,210

During the years ended December 31, 2019 and 2018, the Company recorded total amortization expense of $196,564 and $102,722, respectively. The change in accumulated amortization as a result of foreign currency translation was $11,547 in the year ended December 31, 2019. Future amortization expense is $204,102 and $102,051, for the years ended December 31, 2020 and December 31, 2021, respectively.

Note 6 – Other Receivables

Other receivables as of December 31, 2019 and 2018 consists the following:

	December 31, 2019	December 31, 2018
Revenue share	$177,671	$44,295
Player credit advances	-	598,716
Marketing advances to revenue partners	409,385	184,423
Total	$587,056	$827,154

Note 7 – Other Non-Current Assets

Other non-current assets as of December 31, 2019 and 2018 consists the following:

	December 31, 2019	December 31, 2018
Deposits reserved for users	$557,004	$1,405,990
Deposits for gaming duties	725,959	-
Deposits	137,347	129,204
Total	$1,420,310	$1,535,194

Note 8 - Notes Payable to Related Party

On January 1, 2017, the Company entered into a Credit Facility Agreement with AHG Entertainment LLC (“AHG Entertainment”), with an aggregate principal amount available of £5,000,000 at any time at an interest rate of 5% and a maturity rate of December 31, 2019.

On January 1, 2018, the Company entered into a second Credit Facility Agreement with AHG Entertainment, with an aggregate principal amount available of £5,000,000 at any time at an interest rate of 5% and a maturity rate of December 31, 2020. At December 31, 2018, $12,741,000 of principal was available under the Credit Facility Agreement, of which the Company had borrowed $10,379,783. During the year ended December 31, 2018, the Company incurred interest expense in the amount of $454,572, and had $566,298 of accrued interest at December 31, 2018.

On January 1, 2019, the Company entered into a third Credit Facility Agreement with AHG Entertainment, with an aggregate principal amount available of £5,000,000 at any time at an interest rate of 5% and a maturity rate of December 31, 2021. At December 31, 2019, $19,893,000 of principal was available under the Credit Facility Agreement, of which the Company had borrowed $12,462,102. During the year ended December 31, 2019, the Company incurred interest expense in the amount of $594,605, and had $1,206,863 of accrued interest at December 31, 2019.

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Note 9 - Related Party Transactions

The Company entered into the following transactions with officers and directors.

During the years ended December 31, 2019 and 2018, Flip Sports Limited (“Flip Sports”) charged the Company fees of $252,889 and $553,990, respectively, related to the development of the Company’s Rewards Platform, of which $0 and $262,978, respectively, was capitalized as internally developed software. AHG Group Holdings, LLC (“AHG Holdings”) is the controlling stockholder of Flip Sports and has a controlling ownership of B2G Holdings Gibraltar, the stockholder of LHE. Additionally, Stuart Tilly, a minority stockholder of Flip Sports, is a Director of the Company, as well a 50% owner of Nevada Holdings and Director of Highland Gaming. As of December 31, 2019 and 2018, the Company had made all payments to-date, and there were no amounts due to Flip Sports.

Note 10 – Commitments and contingencies

Lease Agreements

The Company entered into a four-year lease agreement with Kilam SA to rent office space starting on May 14, 2018 and terminating on May 13, 2022. During the years ended December 31, 2019 and December 31, 2018, the Company recorded rent expense of $193,444 and $189,077, respectively. Minimum payments for successive years ending December 31, are as follows:

2020	$146,000
2021	146,000
2022	61,000
Total	$353,000

Note 11 – Revenue recognition

As of December 31, 2019 and 2018, contract assets were not material.

As of December 31, 2019 and 2018, contract liabilities were $1,893,949 and $1,711,086, respectively, which are included in “Other short-term liabilities” in the accompanying consolidated balance sheets. Contract liabilities primarily relate to deposits received from customers where bets were not yet placed.

Note 12 – Income Taxes

The reconciliation of income tax expense computed at the U.S. federal statutory rate to the income tax provision for the years ended December 31, 2019 and 2018 is as follows:

	12/31/2019	12/31/2018
Loss before Income taxes	$(1,467,903)	$(6,920,037)
Taxes under statutory US tax rates	(308,260)	(1,453,208)
Increase in valuation allowance	252,352	715,134
Foreign tax rate differential	78,947	713,572
Impairment of investment	-	35,042
Permanent items	4,991	6,260
Income tax Expense	$28,030	$16,800

On March 27, 2020, the Coronavirus Aid, Relief, and Economic Security Act (CARES Act) was enacted in response to the COVID-19 pandemic. The CARES Act, among other things, permits NOL carryovers and carrybacks to offset 100% of taxable income for taxable years beginning before 2021. In addition, the CARES Act allows NOLs incurred in 2018, 2019, and 2020 to be carried back to each of the five preceding taxable years to generate a refund of previously paid income taxes. The Company is currently evaluating the impact of the CARES Act, but due to sustained losses, the NOL carryback provision of the CARES Act would not yield a benefit to us.

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Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and amounts used for income tax purposes. Significant components of the Company’s deferred tax assets and liabilities consist of the following:

	12/31/2019	12/31/2018
Deferred tax assets
Net Operating Loss Carryforward	$2,211,520	$1,970,989
Depreciation	(11,980)	(23,800)

Total Deferred tax assets	2,199,540	1,947,189

Valuation allowance	(2,199,540)	(1,947,189)
Net deferred tax assets (liabilities)	$-	$-

At December 31, 2019, the Company had Swiss net operating loss carry forwards of approximately $15.3 million which can be carried forward for 7 years. Additional foreign net operating loss carryforwards were generated in Malta in the amount of $52,917 which do not expire. No tax benefit has been reported in the December 31, 2019 and 2018 consolidated financial statements due to the uncertainty surrounding the realizability of the benefit, based on a more likely than not criteria and in consideration of available positive and negative evidence.

The Company applied the “more-likely-than-not” recognition threshold to all tax positions taken or expected to be taken in a tax return, which resulted in no unrecognized tax benefits as December 31, 2019 and 2018, respectively.

Note 13 – Subsequent Events

The Company has evaluated all events that occur after the balance sheet date through the date when the financial statements were available to be issued to determine if they must be reported.

On April 30, 2020, the Company obtained a sterling term loan facility from HSBC, with a limit of £250,000. The loan allowed for a drawdown period up to 60 days following the loan acceptance date, which the Company drew down upon in its entirety on June 5, 2020. The loan is to be repaid on a monthly basis beginning on the thirteenth month following the drawdown date until the date 3 years from the date of the drawdown of the loan (“Final Repayment Date.”). Interest at a rate of 3.49% per annum over the Bank of England Base Rate will be payable on the outstanding principal amount of the loan monthly and on the Final Repayment Date. As of the issuance of the financial statements, the Company had a balance of $321,000 outstanding.

On May 6, 2020, Esports entered into a binding letter of intent to acquire from AHG Entertainment 100% of the outstanding share capital of LHE. As part of the acquisition, they will also acquire the Company and all its subsidiaries. In consideration for the assets acquired, Esports will pay $1,250,000 in cash, 650,000 shares of its common stock, and warrants to purchase up to 1,000,000 shares of its common stock. A definitive agreement was entered into on July 7, 2020, and the deal was finalized on July 31, 2020.

In conjunction with the acquisition, on July 13, 2020, AHG Entertainment waived its note payable in its entirety, with a principal balance of $11,831,000, and accrued interest of $1,447,000.

The COVID-19 pandemic has developed rapidly in 2020, with a significant number of cases. Measures taken by various governments to contain the virus have affected economic activity. We have taken a number of measures to monitor and mitigate the effects of COVID-19, such as safety and health measures for our people (such as social distancing and working from home) and securing the supply of materials that are essential to our production process. Despite the economic repercussions of the pandemic, uptick in unemployment, and loss of discretionary spending, the negative impact on our business has been somewhat mitigated based on the nature of the online gambling industry, which does require in-person interaction to generate revenue. We will continue to follow the various government policies and advice and, in parallel, we will do our utmost to continue our operations in the best and safest way possible without jeopardizing the health of our people. We also refer to note 2, and the impact this has on liquidity.

Additionally subsequent to year end, the Company received reimbursed costs of approximately $63,000 under the Coronavirus Job Retention Scheme (“CJRS”) set up by the U.K. government to help employers pay the wages of those employees who would otherwise have been laid off during the coronavirus outbreak but under the CJRS were furloughed instead. This program reimbursed the Company for 80% of the compensation expense plus national insurance and certain benefits paid to the furloughed employees, resulting in lower salary expense for the Company. While the employees were on furlough, the compensation paid to them was limited to the amount reimbursed by the CJRS.

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